UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 20, 2017

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Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 21, 2017, Dolphin Entertainment, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC as the representative of several underwriters (the “Underwriters”) named therein with respect to the issuance and sale of an aggregate of 1,215,000 units (“Units”) with each unit consisting of one share of common stock, $0.015 par value per share (“Common Stock”) and one warrant to purchase one share of Common Stock at an exercise price of $4.74 per share, in an underwritten public offering (the “Offering”) pursuant to the Underwriting Agreement. Each Unit was sold for a price of $4.125.

Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 45-day option to purchase up to an additional 182,250 shares of Common Stock and/or Warrants to cover over-allotments, if any (the “Over-Allotment”).

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Underwriters warrants (the “Underwriter Warrants”) to purchase a number of shares of Common Stock equal to an aggregate of 7% of the shares sold in the Offering and the Over-Allotment. The Company has also agreed to reimburse the Underwriters for reasonable out-of-pocket expenses related to the Offering, including, without limitation, the reasonable fees and expenses of counsel to the Underwriters, up to $150,000.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and agreements made by the parties in the Underwriting Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties, and should not be deemed to be a representation, warranty or agreement to or in favor of any party. In addition, the assertions embodied in any representations, warranties and agreements contained in the Underwriting Agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties and agreements should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The Offering closed on December 26, 2017. The Offering was made pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-219029), as amended, filed with the U.S. Securities and Exchange Commission under the Securities Act, which became effective on December 20, 2017.

The net proceeds of the Offering are approximately $4.2 million, after deducting the underwriting discounts and commissions and offering expenses and assuming no exercise of the Warrants.

The Warrants were issued pursuant to a Warrant Agency Agreement, dated as of December 20, 2017 (the “Warrant Agreement”), between the Company and Nevada Agency and Transfer Company, pursuant to which it serves as the Company’s warrant agent for the Offering.

The foregoing summaries of the Offering and the terms of the Underwriting Agreement, the Warrant Agreement, the form of the Underwriter Warrant and the form of Warrant are subject to, and qualified in their entirety by such documents attached herewith as Exhibits 1.1, 1.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events

The Common Stock and warrants began trading on The Nasdaq Capital Market on December 21, 2017, under the symbols "DLPN" and "DLPNW," respectively.

On December 21, 2017, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 26, 2017, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 21, 2017, by and between Dolphin Entertainment, Inc. and Maxim Group LLC, as representative of the Underwriters
1.2	Warrant Agency Agreement, dated December 20, by and between Dolphin Entertainment, Inc. and Nevada Agency and Transfer Company
4.1	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-1 (333-219029)
4.2	Form of Warrant (incorporated by reference to Exhibit A to Warrant Agency Agreement).
99.1	Press Release dated December 21, 2017
99.2	Press Release dated December 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

By:	/s/ Mirta A. Negrini
Name:	Mirta A. Negrini
Title:	Chief Financial and Operating Officer

Date: December 26, 2017